                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     September 1,  through September 30, 1998

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                            $904,409,897.00
(B) Class A Certificate Ownership Interest of the Trust                           94.00%
(C) Original Class A Certificate Balance                                $850,145,000.00
(D) Class A Certificate Rate                                                       5.95%
(E) Original Class B Certificate Balance                                 $54,264,897.00
(F) Class B Certificate Rate                                                       5.95%
(G) Servicing Fee Rate                                                             1.00%
(H) Original Weighted Average Coupon (WAC)                                         7.66%
(I) Original Weighted Average Remaining Term (WAM)                                43.73 months
(J) Number of Contracts                                                          83,274
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                 0.75%
    (ii)   Reserve Fund Initial Deposit                                   $6,783,074.23
    (iii)  Specified Reserve Fund Balance Percent                                  0.75%
    (iv)   Specified Reserve Fund Balance                                 $6,783,074.23
    (v)    Reserve Fund Floor Percent                                              1.50%
    (vi)   Reserve Fund Floor Amount                                     $13,566,148.46
    (vii)  Reserve Fund Floor Trigger Amount                            $271,322,969.12
(L)  Original Yield Supplement Deposit                                    $9,291,930.03
(M)  Original Letter of Credit Amount                                    $70,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                         $558,228,639.96
(B) Total Portfolio Pool Factor                                               0.6172297
(C) Class A Certificate Balance                                         $524,734,921.56
(D) Class A Principal Factor                                                  0.6172299
(E) Class B Certificate Balance                                          $33,493,718.40
(F) Reserve Fund Balance                                                  $6,783,074.23
(G) Outstanding Interest Advance                                          $1,119,677.88
(H) Payahead Account Balance                                              $2,210,436.58
(I) Cumulative Net Losses for All Prior Periods                            3,022,093.81
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                           7.77%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                  36.10 months
(L) Number of Contracts                                                          60,831
(M) Yield Supplement Balance                                              $3,873,735.42


C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                  4,387,868.35
    (ii)  Prepayments in Full                                              1,642,022.72
    (iii) Prepayments in Full Due to Repurchases                                  $0.00
(B) Precomputed Contracts Total Collections                               $6,988,487.09
(C) Simple Interest Contracts
    (i)   Collected Principal                                             19,167,999.11
    (ii)  Collected Interest                                              $2,746,486.64
    (iii) Repurchased Receivables Principal                                       $0.00
    (iv)  Repurchased Receivables Interest                                        $0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                 $323,729.33
    (ii) Current Advance Amount                                             $394,363.42

(E) Interest Advance for Simple Interest - Net (If positive, Addi                 $0.00

(F) Payahead Account
    (i)  Payments Applied                                                   $459,311.95
    (ii) Additional Payaheads                                               $285,506.78
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                           7.78%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (W                 35.38 months
(I) Remaining Number of Contracts                                                59,174

(J) Delinquent Contracts                                 Contract                 Amount

    (i)   31-60 Days Delinquent                      554    0.94%            $5,162,994   0.97%
    (ii)  61-90 Days Delinquent                       90    0.15%               936,208   0.18%
    (iii) Over 90 Days Delinquent                     37    0.06%               405,943   0.08%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                       0.00
(B) Reserve Fund Investment Income -- Paid to Seller                          29,405.13
(C) Investment Income on Yield Supplement Balance                             18,311.30
(D) Aggregate Net Losses for Collection Period                               277,104.51
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                   593,745.78
    (ii)  Net Liquidation Proceeds Received During the Collection            220,688.76
    (iii) Recoveries on Previously Liquidated Contracts                       95,952.51
(F) Number of Vehicles Repossessed During the Collection Period                      39



                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     September 1,  through September 30, 1998
I. COLLECTIONS

(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii        $25,197,890.18
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(          3,775,716.75
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                 316,641.27
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                         0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                     0.00

(F) Total Collections (A+B+C+D+E)                                        $29,290,248.20
(G) Net Simple Interest Advance Amount  (C(E))                                     0.00

(H) Total Collections and Advances (F+G)                                  29,290,248.20

(I) Yield Supplement Deposit                                                 294,953.42

(J) Total Available Amount (H+I)                                          29,585,201.62


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))           $25,197,890.18
(B) Principal on Repurchased Contracts (I(D))                                      0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                593,745.78


(D) Total Principal Reduction (A+B+C)                                    $25,791,635.96

(E) Class A Distributable Amount
    (i)   Class A Quarterly Interest Payment (A(D)*B(C))                  $2,601,810.65
    (ii)  Quarterly Principal to Class A (B(C)-(III(i)*A(B))              24,244,137.80

    (iii) Total Distributable Amount (i+ii)                              $26,845,948.45

(F) Class B Distributable Amount
    (i)   Class B Quarterly Interest Payment (A(F)*B(E))                    $166,073.02
    (ii)  Quarterly Principal to Class B (II(D)-(E)ii)                     1,547,498.16

    (iii) Total Distributable Amount (i+ii)                               $1,713,571.18

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                         $465,190.53
    (ii)  Class A Amount (II(E)iii)                                       26,845,948.45
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                       0.00
    (iv) Class B Amount (II(F)iii)                                         1,713,571.18
    (v) Residual Release to Seller                                           560,491.46

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                       29,585,201.62

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                   0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H         29,585,201.62


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                         Beginning                         End
                                         of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance             $558,228,639.96                $532,437,004.00
    (ii)  Total Pool Factor                    0.6172297                      0.5887120
    (iii) Class A Certificate Bala       $524,734,921.56                $500,490,783.76
    (iv)  Class A Principal Factor             0.6172299                      0.5887123
    (v)   Class B Certificate Bala        $33,493,718.40                 $31,946,220.24

(B) Portfolio Information
    (i)   Weighted Average Coupon                   7.77%                          7.78%
    (ii)  Weighted Average Remaini                 36.10 months                   35.38 months
    (iii) Remaining Number of Cont                60,831                         59,174


(C) Outstanding Advance Amount             $1,119,677.88                  $1,190,311.97

(D) Outstanding Payahead Balance           $2,210,436.58                  $2,036,631.41


                     AMERICAN HONDA FINANCE CORPORATION

           MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     September 1,  through September 30, 1998



(A) Beginning Reserve Fund Balance (B(F))                                  6,783,074.23

(B) Draw for Class A Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii+(G)i)-I(H)))
(C) Draw for Class B Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                         560,491.46
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                   $7,343,565.69

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)              $6,783,074.23

(G) Reserve Fund Release to Seller                                          $560,491.46
        (If Positive (E-F))
(H) Ending Reserve Fund Balance (E-G)                                     $6,783,074.23

V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                            $3,873,735.42
(B) Investment Earnings                                                       18,311.30
(C) Additional Yield Supplement Amounts                                            0.00
(D) Yield Supplement Deposit Amount                                          294,953.42
(E) Ending Yield Supplement Account Balance                                3,597,093.30
(F) Release Amount Due Seller                                                $62,332.20
(G) Ending Yield Supplement Account Balance to be Invested                 3,534,761.10


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)               $277,104.51
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)           $593,745.78
    (ii)  Net Liquidation Proceeds Received During the Collection            220,688.76
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)             95,952.51
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                      3,299,198.32

(D) Delinquent and Repossessed Contracts
                                               Contracts                         Amount

    (i)   31-60 Days Delinquent                      554    0.94%         $5,162,994.00
    (ii)  61-90 Days Delinquent                       90    0.15%            936,208.00
    (iii) Over 90 Days Delinquent                     37    0.06%            405,943.00

    (iv)  Vehicles Repossessed Dur                    39    0.06%            483,747.42
    (v)  Total Accumulated Reposse                    83    0.14%            992,286.21



VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.95%
    (ii)  Preceeding Collection Period                                             1.02%
    (iii) Current Collection Period                                                0.61%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.86%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.29%
    (ii)  Preceeding Collection Period                                             0.34%
    (iii) Current Collection Period                                                0.35%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.33%

(C) Loss and Delinquency Trigger Indicator                       Trigger Was Not Hit








I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John Weisickle
John Weisickle, Vice President / Finance
